Exhibit 99.2
Media Relations:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden Communications
973-582-3498	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE

Onstream Media Corporation Fiscal Year 2008 Third Quarter Conference Call Recap

POMPANO BEACH, FL - August 15, 2008- Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, today provided a recap of the Company’s conference call held on August 14, 2008. Fiscal year 2008 third quarter financial results and recent financial and business developments, as well as the outlook for the remainder of the fiscal year and the proposed Narrowstep acquisition, were discussed on the conference call.

Financial highlights of the management-led presentation included the following:

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Quarterly revenue increased 18.7% year-over-year and Web Communications Services Group revenue increases 20.3% year-over-year. Total year-to-date revenue has increased by approximately $5.2 million, or 64.9%, to approximately $13.2 million compared to approximately $8 million last year.

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The Webcasting division’s revenues increased 25.3% year-to-date, reaching almost $4.5 million, compared to approximately $3.6 million last year. The DMSP and hosting division had year-to-date revenues of approximately $1.1 million, representing 113.3% growth.

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Guidance was increased to a record breaking $17.5 million in revenues for the 2008 fiscal year, or 45% year-over-year revenue growth, including the contribution from Infinite Conferencing, up from previous guidance of approximately $17.0 million, or 40% growth. This guidance does not include key catalysts for growth including Qwest, the Auction Video initiatives and sales of iEncode, which are not expected to result in any meaningful revenue contribution for the remainder of fiscal 2008, although management expects them to positively impact 2009 revenues.

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Organically, Onstream grew its revenues approximately 9% in the third quarter over the comparable prior year quarter, and has posted 16.7% organic revenue growth year-to-date. Management announced that it anticipates higher organic growth rates in fiscal 2009.

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Business and product development highlights of the management-led presentation included the following:

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The Narrowstep acquisition is anticipated to close during the first quarter of fiscal 2009 and is considered by Onstream’s management to be one of, if not the last, key components of the finalization of the Digital Management Services Platform (DMSP). Research and development spending, which has recently affected operating performance, on the current projects is expected to be completed by March 31, 2009. Management indicated that a fully developed DMSP will be a complete solution for virtually any type or size customer to participate and use Internet video services to promote their products and services to targeted audiences via the web.

Randy Selman, Onstream’s CEO, stated “The overall growth in the digital media sector has been slower than analysts and management expected. However, the analysts continue to discuss and report on an expected migration of dollars being spent in the broadcasting media, which are expected to shift toward Internet-based video services. This is the wave of the future, and Onstream is at the forefront of this.” He continued, “We believe the accelerating shift to Internet-based video services will soon result in a significant improvement in the overall sector’s revenues. Our strong competitive position, including our large established customer base and the powerful, comprehensive offering we’re creating, puts Onstream in a particularly strong competitive position as this market matures.”

Elaborating on the role of the Narrowstep acquisition in Onstream’s future plans, Mr. Selman responded, “Narrowstep’s telvOS technology takes the DMSP platform to the next level. Integrating telvOS into the DMSP will not only provide the TV on the Web experience with all the quality, channels, and superb user experience, but also enables us to offer Web on the TV. Advertising insertion, pay per view, HD quality, playlist generator, digital rights management and advanced content management are all part of the telvOS technology. When the integration of telvOS and DMSP is completed, Onstream will have a single platform that will enable any creator of content to not only stream it on the web but make it also available to the next generation of set top boxes in the home.”

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In January, Onstream introduced iEncode™, a full-featured, turnkey, standalone webcasting solution. Onstream has delivered this product to key test customers and is making some adjustments to the user interface based on their feedback. Units have been shipped to several resellers and Onstream will soon launch joint sales and marketing programs with them. Negotiations with a key hardware manufacturer to joint market a combined product are underway.

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For the more advanced users such as publishers, broadcasters and other more sophisticated content developers, Onstream will soon release the Streaming Publisher version of the DMSP. Streaming publisher provides additional features such as automated transcoding of video files, ability to define a player template, permissioning (which enables users to define access to content), secure streaming, and a reports portal.

A rebroadcast of the conference call, to be archived for one year, can be accessed online at http://www.visualwebcaster.com/event.asp?id=50412.

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About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds, utilizing Onstream Media’s Auction Video™ (patent pending) technology. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Select Onstream Media customers include: AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, Televisa, WireOne, Shareholder.com, and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com  or call 954-917-6655.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

Onstream intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Onstream and Narrowstep and other relevant materials in connection with the proposed transaction. THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE STOCKHOLDERS OF ONSTREAM AND NARROWSTEP. INVESTORS AND SECURITY HOLDERS OF ONSTREAM AND NARROWSTEP ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONSTREAM, NARROWSTEP AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Onstream or Narrowstep with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  Investors and security holders may obtain free copies of the documents filed with the SEC by Narrowstep at narrowstep.com or by contacting Narrowstep Investor Relations via telephone at (609) 945-1772. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Onstream at www.onstreammedia.com or by contacting Onstream’s Investor Relations via telephone at 646-536-7331. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Narrowstep and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Narrowstep and Onstream in favor of the proposed transaction. Information about the directors and executive officers of Narrowstep and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Onstream and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Onstream and Narrowstep in favor of the proposed transaction. Information about the directors and executive officers of Onstream and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus

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